EXHIBIT 10.1

REAL INDUSTRY, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of this [ ] day of [______], 20__ by and between Real Industry, Inc., a Delaware corporation (the “Company”), and [______________] (“Director”), a member of the Board of Directors of the Company (the “Board”), pursuant to the Amended and Restated Real Industry, Inc. 2015 Equity Award Plan (the “Plan”).  This Agreement and the award contained herein are subject to the terms and conditions set forth in the Plan, which are incorporated by reference herein, and the following terms and conditions:

WITNESSETH:

WHEREAS, the Company has adopted the Plan in order to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motivate its management, Board members, and other eligible persons and to encourage and reward their contributions to the Company’s and/or its Subsidiaries’ and Affiliates’ performance and profitability;

WHEREAS, the Board has adopted a policy under the Plan by which members of the Board may make an irrevocable annual election to receive all or a portion of their cash retainer fees for the year (the “Board Fees”) for (i) service to the Board, (ii) service as a chairperson of a Board committee, and (iii) service as a member of a committee (such service collectively, “Board Service”) in restricted stock units of the Company (the “Restricted Stock Units”);

WHEREAS, on [__________], 2016, during an open trading window as required by the Company’s insider trading policy, Director made the irrevocable election attached hereto as Schedule A (the “Election”) to receive Restricted Stock Units (as defined herein) in lieu of [___]% (the “Election Rate”) of his annual Board Fees for [___] (the “Election Year”), which fees are currently payable in four quarterly installments on the first business day of each quarter; and

WHEREAS, the Company and Director desire to enter into this Agreement to effectuate the Election and reflect the issuance of Restricted Stock Units as required by the Plan.

NOW, THEREFORE, in consideration of the various covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Award of Restricted Stock Units.

(a) In furtherance of the Election, in consideration for foregoing the payment of the Election Rate of Director’s Board Fees in cash, and pursuant to the Plan, the Company hereby awards and agrees to continue to award, Restricted Stock Units to Director for his Board Service in the Election Year, subject to the further terms and conditions set forth in this Agreement, on the following schedule:

(i) Restricted Stock Units issuable under this Agreement in respect of the quarterly installment of the Board Fees shall be issued on each date that the Company would otherwise pay the Board Fees in cash, i.e., the first business date of each calendar quarter (each date, an “Installment Date”); and

(ii) Restricted Stock Units issuable under this Agreement in the event that Director becomes eligible for additional Board Fees (“Additional Board Fees”) on a date between Installment Dates by virtue of any increase in fees payable for Board Service approved by the Board for payment during the Election Year or any new service to the Board or a committee of the Board, a new chairmanship position, or other determination of the Board (collectively, “New Service”) for a pro rata portion of a fiscal quarter prior to the next Installment Date, shall be issued on the date that Director is appointed to such New Service or otherwise becomes eligible for the Additional Board Fees, or if such day is not a business day, on the next business following such day (each date, an “Interim Date”).

(b) The number of Restricted Stock Units to be issued to Director by the Company on an Installment Date (the “Installment RSUs”) shall be calculated as follows:

(i) determine the amount of Board Fees applicable to Director as of such quarterly Installment Date, taking into account Director’s then-current Board, committee and chairmanship service and the then-current Board-approved fees in respect of such service (including any applicable Additional Board Fees, and not including any fees associated with Board, committee of the Board or chairman service that the Director no longer provides) on an annualized basis, and then divide by four (the “Quarterly Board Fee”);

(ii) multiply the Quarterly Board Fee by the Election Rate to determine the “Quarterly Election Amount”; and

(iii) divide the Quarterly Election Amount by the closing price of the shares of common stock of the Company, par value $0.001 per share (“Common Stock”), on the Nasdaq Stock Market (or the then-current principal trading market for the Common Stock) (the “Closing Price”) on the Installment Date. In the event that the Common Stock is not then listed or quoted on a national trading market or quotation service, the “Closing Price” shall be the Fair Market Value (as defined in the Plan) of the Common Stock as of the Installment Date as determined by the Compensation Committee of the Board in accordance with the Plan.

(c) The number of Restricted Stock Units to be issued to Director by the Company in respect of Additional Board Fees for New Service occurring between Installment Dates (“Interim RSUs”) shall be calculated as follows:

(i) multiply (x) the amount of Additional Board Fees, excluding any Board Fees in cash or Restricted Stock Units that (A) have already been paid or issued to Director on a prior Installment Date or (B) are scheduled to be paid or issued to Director on the next Installment Date(s) by (y) the Election Rate to determine the “Interim Election Amount”; and

(ii) divide the Interim Election Amount by the Closing Price on the Interim Date.

(d) The Company will evidence each issuance of Installment RSUs on an Installment Date and, if applicable,  Interim RSUs on an Interim Date by delivering a notice of issuance, in substantially the form attached hereto as Schedule B. Each Installment Date and Interim Date, if applicable, will constitute a “Date of Grant” for the Restricted Stock Units issued on such date.

(e) In the event that Director shall cease to be a member of the Board for any reason, no further Restricted Stock Units will be issued under this Agreement. Upon the termination of any other Board Service (e.g., termination of a committee of the Board or resignation as a chairman of the Board or committee) or a reduction in the Board-approved fees for Board Service) the Board Fees payable to Director, and Restricted Stock Units issuable to Director will be reduced.

2. No Rights of Stockholder. Until converted into shares of Common Stock, Restricted Stock Units represent the Company’s unfunded and unsecured promise to issue shares of common stock of the Company, par value $0.001 per share (“Common Stock”), at a future date subject to the terms of this Agreement, and Director has no rights with respect to the Restricted Stock Units other than rights of a general creditor of the Company.  Except as set forth in Section 3 hereof, Director shall not have any of the rights of a stockholder with respect to Restricted Stock Units prior to conversion to shares of Common Stock.

3. Dividend Equivalents. Subject to the provisions of Section 5, in the event that the Company declares a dividend on its Common Stock, the Company will increase the number of Restricted Stock Units hereunder (i.e., by increasing the award) by the number of units, rounded to the nearest whole number, equal to the result of dividing (a) the per share cash dividend paid by the Company on its shares of Common Stock multiplied by the number of unvested Restricted Stock Units awarded to Director under this Agreement as of the related dividend payment record date by (b) the fair market value of one share of Common Stock on the related dividend payment record date.   Any such additional Restricted Stock Units shall be immediately vested and shall subject to the same forfeiture, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate.

4. Restrictions on Transfer. Until converted into shares of Common Stock, except as otherwise provided in this Agreement, Director may not sell, transfer, assign, pledge, encumber or otherwise dispose of any of the Restricted Stock Units or the rights granted hereunder (any such disposition or encumbrance being referred to herein as a “Transfer”). Until converted into shares of Common Stock, any Transfer or purported Transfer by Director of any of the Restricted Stock Units shall be null and void, and the Company shall not recognize or give effect to such Transfer on its books and records or recognize the person to whom such purported Transfer has been made as the legal or beneficial holder of such Restricted Stock Units.  The Restricted Stock Units shall not be subject to sale, execution, pledge, attachment, encumbrance or other process prior to conversion, and no person shall be entitled to exercise any rights of Director as the holder of such Restricted Stock Units by virtue of any attempted execution, attachment or other process until the Restricted Stock Units are converted into shares of Common Stock as provided in Section 5 hereof.  The Company acknowledges and agrees that Section 4(c)(i) of the Plan shall not apply to the Restricted Stock Units, given that such Restricted Stock Units are issued to Director in lieu of a contemporaneous cash payment of Board Fees. Notwithstanding the foregoing, Director acknowledges and agrees that he shall remain subject to all federal and state law applicable to the trading in the Company’s securities and the Company’s policy on securities trading and disclosure of confidential information.

5. Vesting of Restricted Stock Units. All Restricted Stock Units issued under this Agreement shall vest immediately on each respective Date of Grant.

6. Conversion of Restricted Stock Units into Common Stock. On the Conversion Date (as defined below), Restricted Stock Units shall be converted into an equivalent number of shares of Common Stock that will be issued to Director, or in the event of Director’s death, Director’s beneficiary.  Promptly, but in no event later than sixty (60) days after the Conversion Date, certificates representing such shares of Common Stock shall be delivered to Director.  The “Conversion Date” shall be [the vesting date] OR [the date that Director ceases to be a member of the Board].

7. Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, special cash dividend, stock split, reverse stock split, rights offering or extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall make or cause to be made an appropriate and equitable substitution, adjustment or treatment with respect to the Restricted Stock Units in a manner consistent with Section 9 of the Plan, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, notwithstanding that the Restricted Stock Units are subject to the restrictions on transfer imposed by Section 4 above.  Any securities, awards or rights issued pursuant to this Section 7 shall be subject to the same restrictions as the underlying Restricted Stock Units to which they relate.

8. Tax Withholding. As a condition precedent to the receipt of any Restricted Stock Units hereunder, Director agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that Director recognizes pursuant to this award.  The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Director.  In addition, Director may elect, unless otherwise determined by the Committee, to satisfy the withholding requirement by having the Company withhold shares of Common Stock with a fair market value, as of the date of such withholding, sufficient to satisfy the withholding obligation.

9. Registration. This grant is subject to the condition that if at any time the Board or Committee shall determine, in its discretion, that the listing of the shares of Common Stock issuable upon vesting and conversion of the Restricted Stock Units granted hereunder on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares of Common Stock hereunder, such grant, receipt or delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or Committee.  The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

10. Rights to Continued Service. In no event shall the granting of the Restricted Stock Units or the other provisions hereof or the acceptance of the Restricted Stock Units by Director interfere with or limit in any way the right of the Board, the Company, or the Company’s stockholders to remove, refuse to re-nominate for election to the Board, or accept the resignation or removal of Director from the Board or any committee of the Board, or from any chairman position on the Board or any committee of the Board at any time, nor confer upon Director any guaranty or right to continue as a member of the Board or any committee thereof, to continue serve as a chairperson of the Board or any committee of the Board, or to be nominated by the Company, the Board or the Company’s stockholders, or to continue his present or any other rate of compensation for Board or committee service.

11.  Construction.

(a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein.  Subject to Section 12 of the Plan, this Agreement may not be amended by the Board or Committee without Director’s consent if the amendment shall impair Director’s rights under this Agreement.

(c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan.  The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them.  Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require.  The construction and interpretation of this Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to any conflicts of laws rules thereof.

(d) Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 11. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination.  Each notice to the Company shall be addressed to it at its offices at 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403 (attention: Chief Financial Officer), with a copy to the Secretary of the Company or to such other designee of the Company.  Each notice to Director shall be addressed to Director at his address in the Company’s records.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

(Signature page follows.)

*   *   *

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement all as of the day and year first above written.

REAL INDUSTRY, INC.

By:
Its:

DIRECTOR

[_______________]

SCHEDULE A

EXECUTED FORM OF ELECTION

SCHEDULE B

FORM OF RESTRICTED STOCK UNIT AWARD NOTICE

REAL INDUSTRY, INC.

2015 EQUITY AWARD PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

FOR DIRECTORS MAKING ELECTION TO RECEIVE

BOARD FEES IN RESTRICTED STOCK UNITS

Real Industry, Inc. (the “Company”) hereby grants to Director a restricted stock unit award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Agreement (the “Award Agreement”), the Real Industry, Inc. 2015 Equity Award Plan (the “Plan”) and the rules of the Company regarding securities (including the Company’s Insider Trading Policy), all of which are incorporated into the Award Notice in their entirety.

Director:	«First_Name» «Last_Name»

Date of Grant:	«Date»

Amount of Board Fees to be Issued as Restricted Stock Units:	«$ Amount»
Number of Restricted Stock Units:	«Number»

Vesting Schedule:	The Award vests in full on the date of grant (the “Vesting Date”).

Restriction on Sale of Shares: Amount of Board Fees to be Paid in Cash:	As set forth in the Award Agreement «$ Amount»